$5,434,620,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:            Floating Rate Notes    Book Entry Notes
$10,000,000                  [x]                    [x]

Original Issue Date:         Fixed Rate Notes       Certificated Notes
July 22, 1997                [_]                    [_]

Maturity Date:
July 18, 2000

Option to Extend Maturity:               No  [x]

                                         Yes [_]   Final Maturity Date:


                                             Optional            Optional
                         Redemption          Repayment           Repayment
Redeemable On            Price(s)            Date(s)             Price(s)
-------------            -----------         ----------          ---------

N/A                      N/A                 N/A                 N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]         Commercial Paper Rate            Minimum Interest Rate: N/A

[_]         Federal Funds Rate               Interest Reset Date(s): *

[_]         Treasury Rate                    Interest Reset Period: Monthly

[_]         LIBOR Reuters                    Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                       Interest Payment Period: Monthly

[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): +0.10%
---------------------------------

*        On the 18th of each month.

**       On the 18th of each month, and at maturity.

***      One month LIBOR as of July 18, 1997, plus ten basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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